SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT



Date of Report (Date of earliest event reported):  January 23, 2001



                                    LBP, INC.

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Delaware                             0-24094                          13-3764375

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(State or other              (Commission File Number)           (I.R.S. Employer
jurisdiction                                                 Identification No.)
of incorporation)


                  200 Mamaroneck Avenue, White Plains, New York            10601

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                    (Address of principal executive offices)          (Zip Code)


Registrant's telephone number, including area code:               (914) 421-2545

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          (Former name or former address, if changed since last report)

ITEM 5.   OTHER EVENTS

          On January 23, 2001, a stockholder of Registrant commenced a proceeding against Registrant and its directors purporting to be both a class action, and a derivative action on behalf of Registrant. BARRY BRAGER VS LEIGH
J. ABRAMS, JAMES GERO, MARSHALL PAYNE, EDWARD W. ROSE, III AND LBP, INC., Case No. 01 Civ. 0249, United States District Court, Southern District of New York. The Complaint alleges that the directors caused Registrant and its stockholders to sustain losses because the directors allegedly violated the Investment Company Act of 1940, as amended (the "'40 Act") by not causing Registrant to become a registered investment company, and because Registrant made certain allegedly improper investments.

          Plaintiff purports to represent the interests of Registrant, as well as all Registrant's stockholders as a class (other than the defendants), in seeking (i) to recover damages in an amount to be determined at a trial for alleged breaches of defendants' fiduciary duties; (ii) to require Registrant to become a registered investment company under the '40 Act; (iii) to enjoin implementation of Registrant's Plan of Liquidation; and (iv) to recover plaintiff's costs, expenses and legal fees.

          Registrant and the defendants believe that the allegations in the Complaint are without merit, and intend to vigorously defend against them. Moreover, Registrant and the defendants believe that plaintiff does not represent the interests of all stockholders of Registrant in seeking the relief requested, and that plaintiff does not have standing to assert certain claims. Registrant has notified its insurer of the claim.

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


          Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      LBP, Inc.
                                      (Registrant)

                                      By:  /s/ Leigh J. Abrams
                                           -------------------
                                           Leigh J. Abrams
                                           President and Chief Executive Officer
Dated:  February 7, 2001


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